Exhibit 99.1

Barnes & Noble.com Reports Q1 2004 Results;  Q1 Comparable Sales Increase
13.4 Percent

    Business Editors

   NEW YORK--April 27, 2004--Barnes & Noble.com (Nasdaq:BNBN) (www.bn.com) announced today that its comparable sales for first quarter 2004 were $120.2 million, a 13.4 percent increase over the prior year period. Comparable sales reflect the gross amount of used and out-of-print sales, consistent with how these sales were recorded in the prior year period. First quarter 2004 net sales increased 8.4 percent to $114.9 million as compared with the first quarter of 2003.
   The net loss for the first quarter was ($9.8) million, or ($0.06)
per share, a 25.6 percent improvement from a net loss of ($13.1) million, or ($0.08) per share for the first quarter of 2003. EBITDA loss (loss before interest, taxes, depreciation and amortization) for the first quarter of 2004 was ($3.7) million, a 36.8 percent improvement, as compared with an EBITDA loss of ($5.9) million in the first quarter of 2003.(1)
   During first quarter 2004, the company continued reducing and leveraging its expense base. Total operating expenses decreased 4.7 percent quarter over quarter and decreased as a percentage of net sales to 32.6 percent in the first quarter 2004 from 37.1 percent in the first quarter 2003.
   "We are extremely pleased with our first-quarter results," said
Marie Toulantis, chief executive officer of Barnes & Noble.com. "We realized strong sales momentum in the quarter with a comparable sales increase of 13.4 percent, and we enter the second quarter well positioned to reach our target of full-year EBITDA profitability."

   Second Quarter 2004 Outlook

   Net sales are expected to range between $85 million and $95 million, resulting in a net loss per share of ($0.06) to ($0.08).

   Full-Year 2004 Outlook

   Net sales are expected to range between $435 million and $475 million, resulting in a net loss per share of ($0.13) to ($0.18).

   Merger Update

   Barnes & Noble.com expects to file a definitive proxy statement with the Securities and Exchange Commission regarding the proposed merger with a subsidiary of Barnes & Noble, Inc. by Monday, May 3, 2004.

   About Barnes & Noble.com

   Barnes & Noble.com is a leading Internet-based retailer of books, music, DVD/video and online courses. Since opening its online store (www.bn.com) in March 1997, Barnes & Noble.com has attracted approximately 18 million customers in 230 countries. Barnes & Noble.com's bookstore includes the largest in-stock selection of in-print book titles with access to approximately one million titles for immediate delivery, supplemented by more than 30 million listings from its nationwide network of out-of-print, rare and used book dealers. Barnes & Noble.com offers its customers fast delivery, easy and secure ordering, and rich editorial content.

   SAFE HARBOR

   This release may contain forward-looking statements regarding expectations of the company. These statements are based on the beliefs of the management of the company as well as assumptions made by and information currently available to the management of the company. Such statements reflect the current views of the company with respect to future events, the outcome of which is subject to certain risks, including among others general economic and market conditions, changes in product demand, the growth rate of Internet usage and e-commerce, possible disruptions in the company's computer or telephone systems, possible increases in shipping rates or interruptions in shipping service, effects of competition, the level and volatility of interest rates, the performance of the company's new product initiatives, the successful integration of acquired businesses, unanticipated adverse litigation results or effects, product shortages, changes in tax and other governmental rules and regulations applicable to the company and other factors, risks and uncertainties more specifically set forth in the company's public filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in the company's expectations or any changes in events, conditions, or circumstances on which any such statement is based. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.

   (1) The first quarter 2004 EBITDA loss of ($3.7) million consisted of a net loss of ($9.8) million before interest income of $0.09 million and depreciation and amortization of ($6.1) million. The first quarter 2003 EBITDA loss of ($5.9) million consisted of a net loss of ($13.1) million before interest income of $0.14 million and depreciation and amortization of ($7.3) million. The company's management considers EBITDA to be an important measure in evaluating the company's financial performance and uses this measure in managing ongoing operations.






                        barnesandnoble.com inc.
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)
                              (unaudited)


                                         Three Months Ended
                                 -------------------------------------
                                    March 31,               March 31,
                                     2004                     2003
                                 -------------          -------------
Net sales                        $    114,893          $      105,964
Cost of sales                          87,319                  79,968
                                 ------------           --------------
 Gross profit                          27,574                  25,996
                                 ------------           --------------
Operating expenses:
 Fulfillment and customer service       9,654                   9,005
 Marketing, sales and editorial         7,746                   9,129
 Technology and web site
  development                           7,664                   7,390
 General and administrative             6,250                   6,392
 Depreciation and amortization          6,122                   7,354
                                 ------------           --------------
Total operating expenses               37,436                  39,270
                                 ------------           --------------
Operating loss                         (9,862)                (13,274)
Interest income, net                       89                     137
                                 ------------           --------------
Net loss                         $     (9,773)         $      (13,137)
                                 ============           ==============
Basic and diluted net loss per
  common share                         ($0.06)                 ($0.08)
Average shares
  (diluted -- if converted) (1)       163,315                 158,802


(1) Reflects the assumed conversion of outstanding membership units of barnesandnoble.com llc into outstanding shares of barnesandnoble.com inc. for all periods presented.




                        barnesandnoble.com inc.
           Consolidated Statements of Operations (continued)
             (thousands of dollars, except per share data)
                              (unaudited)


                                           Three Months Ended
                                 -------------------------------------
                                      March 31,              March 31,
                                       2004                    2003
                                   ------------           ------------
Percent of sales:
Gross margin                             24.0%                   24.5%

Operating expenses:
 Fulfillment and customer service         8.4                     8.5
 Marketing, sales and editorial           6.7                     8.6
 Technology and web site
  development                             6.7                     7.0
 General and administrative               5.4                     6.0
 Depreciation and amortization            5.3                     6.9
                                   -----------           -------------
Total operating expenses                 32.6                    37.1
                                   -----------           -------------
Operating loss                           (8.6)                  (12.5)
Interest income, net                      0.1                     0.1
                                   -----------           -------------
Net loss                                (8.5)%                 (12.4)%
                                   ===========           =============



                        barnesandnoble.com inc.
                      Consolidated Balance Sheets
        (thousands of dollars, except share and per share data)

                                                          Restated
                                      March 31,          December 31,
                                        2004                 2003
                                   ------------         --------------
                                    (unaudited)
ASSETS

Current assets:
 Cash and cash equivalents       $     28,803           $      68,344
 Receivables, net                       5,171                   5,368
 Merchandise inventories               45,024                  57,900
 Prepaid expenses and other
  current assets                        4,550                   4,072
                                 ------------           --------------
       Total current assets            83,548                 135,684
                                 ------------           --------------
Fixed assets, net                      59,711                  61,874
Goodwill                              102,137                 102,137
Trade name                             44,700                  44,700
Intangible assets, net                  2,546                   3,500
Other non-current assets                  114                      23
                                 ------------           --------------
        Total assets             $    292,756           $     347,918
                                 ============           ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable               $     10,861           $      13,277
  Accrued liabilities                  53,362                  77,197
  Payable to affiliate                 52,689                  71,957
                                 ------------           --------------
        Total current liabilities     116,912                 162,431
                                 ------------           --------------
Minority interest                     165,223                 172,516
Commitments and contingencies    ------------           --------------

Stockholders' equity:
  Preferred Stock: $0.001 par
   value; 50,000,000 shares
    authorized; none issued and
     outstanding                            -                       -
  Common Stock Series A: $0.001
   par value; 750,000,000
    shares authorized; 48,320,237
     and 48,280,087 shares issued
      and outstanding                      48                      48
  Common Stock Series B: $0.001
   par value; 1,000 shares
    authorized; 1 share issued
     and outstanding                        -                       -
  Common Stock Series C: $0.001
   par value; 1,000 shares
    authorized; 1 share issued
     and outstanding                        -                       -
  Paid-in capital                     191,001                 190,966
  Accumulated deficit                (180,428)               (178,043)
                                 -------------          --------------
Total stockholders' equity             10,621                  12,971
                                 ------------           --------------
  Total liabilities and
   stockholders' equity          $    292,756           $     347,918
                                 ============           ==============


    CONTACT: Barnes & Noble.com
             Carolyn Brown, 212-633-4062
             cbrown@bn.com
             or
             Kevin Frain, 212-414-6093
             kfrain@book.com